                                                                      EXHIBIT 12
                                                                      ----------

                          CALCULATION OF EARNINGS TO
                          --------------------------
             COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
             ----------------------------------------------------

                                          NINE MONTHS          YEAR        OCT 22, 1996     JAN 1, 1996
                                             ENDED            ENDED            TO               TO                  YEAR ENDED
                                                                                                            -----------------------
                                      SEPTEMBER 30, 1998       1997       DEC. 31, 1996     OCT 21, 1996     1995     1994     1993
                                      ------------------      -----       -------------     ------------    ------  ------    -----
Net Income                                        49,779     36,946               4,996            5,118     9,970   9,072    2,857
  Adjustments:
  Gain on sale                                    (8,203)      (641)                                (378)           (1,718)
  Extraordinary item                               8,908        878
  Minority interest                                5,041      5,235                 844                -
  Interest expense                                28,245     21,131                 759            4,549     3,783   3,120    1,444
  Amortization of deferred financing                 596        824                  87            1,402        99      71        -
                                      ------------------    -------       -------------     ------------    ------  ------    -----

Earnings                                          84,366     64,373               6,686           10,691    13,852  10,545    4,301

Fixed Charges
  Interest expense                                28,245     21,131                 759            4,549     3,783   3,120    1,444
  Amortization of deferred financing                 596        824                  87            1,402        99      71        -
  Perpetual preferred dividends                    2,102
  Convertible preferred dividends                  4,146
  Capitalized interest                             4,057      2,022
                                      ------------------    -------       -------------     ------------    ------  ------    -----
                                                  39,146     23,977                 846            5,951     3,882   3,191    1,444

Earnings to Fixed Charges and
 Preferred Share Dividends                          2.16       2.68                7.90             1.80      3.57    3.30     2.98